Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-270505 on Form S-3 and Registration Statement Nos. 333-273883, 333-270509 and 333-262125 on Form S-8 of our reports dated March 4, 2025 relating to the financial statements of Amylyx Pharmaceuticals, Inc. and the effectiveness of Amylyx Pharmaceutical Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 4, 2025